Exhibit 5.7

CONSENT OF PAUL CRIDDLE
CONSENT OF AUTHOR / EXPERT

I hereby consent to:

1.	the use of my name, Paul Criddle, and reference to my name, the technical report entitled “Fortuna Silver Mines Inc.: Séguéla Gold Mine, Côte d’Ivoire” dated effective December 31, 2023 (the “Séguéla Report”) evaluating the Séguéla Mine of Fortuna Mining Corp. (the “Company”), the technical report entitled “Fortuna Silver Mines Inc: Yaramoko Gold Mine, Burkina Faso” dated effective December 31, 2022 evaluating the Yaramoko Mine (together with the Séguéla Report, the “Reports”), and the information contained in the Reports described or incorporated by reference in the Company’s Registration Statement on Form F-10 filed with the United States Securities and Exchange Commission; and

2.	the use of my name, Paul Criddle, and reference to my name and the Reports under the headings “Interest of Experts” and “Technical Information and Third-Party Information” in the Company’s short form base shelf prospectus dated August 29, 2025.

Dated: August 29, 2025

/s/ Paul Criddle
Paul Criddle, FAusIMM